SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2023

Swiftmerge Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41164	98-1582153
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Executive Suite

4318 Forman Ave

Toluca Lake, CA, 91602

(Address of principal executive offices, including zip code)

(424) 431-0030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	IVCPU	The Nasdaq Share Market LLC
Class A Ordinary Shares included as part of the units	IVCP	The Nasdaq Share Market LLC
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IVCPW	The Nasdaq Share Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 15, 2023, Swiftmerge Acquisition Corp. (the “Company”) reconvened the extraordinary general meeting of the Company which had been adjourned from June 12, 2023 (the “Meeting”). At the Meeting, the shareholders of the Company approved an amendment (the “Trust Amendment”) of that certain investment management trust agreement, dated December 17, 2021 (the “Trust Agreement”), by and between the Company and Continental Share Transfer & Trust Company, a New York corporation, as trustee (“Continental”), to change the date on which Continental must commence liquidation of the trust account established in connection with the Company’s initial public offering (the “Trust Account”) to the earliest of (i) the Company’s completion of an initial business combination and (ii) March 15, 2024 (the “Extension Date”).

The foregoing description is qualified in its entirety by the full text of the Trust Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Meeting, the Company’s shareholders approved a proposal to amend the Company’s amended and restated memorandum and articles of association (the “Articles”) to provide the Company with the right to extend the date by which the Company must consummate its initial business combination (the “Extension”), from June 17, 2023 to March 15, 2024 (the “Extension Amendment Proposal”).

The Company’s shareholders also approved a proposal (the “Founder Share Amendment Proposal”) to provide for the right of a holder of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), to convert such shares into Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), on a one-for-one basis at any time and from time to time prior to the closing of a business combination at the election of the holder.

The foregoing description of the amendments to the Articles is qualified in its entirety by the full text of the Amendment to the Amended and Restated Memorandum and Articles of Association, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Meeting, holders of 21,412,868 of the Company’s ordinary shares were present in person or represented by proxy, which represented approximately 76.13% of the ordinary shares issued and outstanding and entitled to vote as of the record date of May 12, 2023.

At the Meeting, the Company’s shareholders approved the following items: (i) the Extension Amendment Proposal; (ii) a proposal to approve the Trust Amendment (such proposal, the “Trust Amendment Proposal”); (iii) the Founder Share Amendment Proposal; and (iv) a proposal to approve the adjournment of the Meeting to a later date or dates if necessary (such proposal, the “Adjournment Proposal”).

Set forth below are the final voting results for each of the proposals presented at the Meeting:

Approval of Proposal 1 - Extension Amendment Proposal

Votes For	Votes Against	Abstentions
20,480,457	932,411	0

Approval of Proposal 2 - Trust Amendment Proposal

Votes For	Votes Against	Abstentions
20,480,457	932,411	0

Approval of Proposal 3 - Founder Share Amendment Proposal

Votes For	Votes Against	Abstentions
20,480,457	932,411	0

Approval of Proposal 4 - Adjournment Proposal

Votes For	Votes Against	Abstentions
20,477,928	934,940	0

In connection with the vote to approve the Extension Amendment Proposal, the holders of 20,253,090 Class A Ordinary Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.40 per share, for an aggregate redemption amount of approximately $210.6 million. After the satisfaction of such redemptions, the Company expects the balance in the Trust Account will be approximately $23.4 million.

Immediately following the approval of the proposals at the Meeting, Swiftmerge Holdings, L.P. (the “Sponsor”), as the holder of 3,375,000 Class B Ordinary Shares, converted all 3,375,000 of such shares into the same number of Class A Ordinary Shares.

As a result of the redemptions described above and the conversion of the Sponsor’s Class B Ordinary Shares, there are an aggregate of 5,621,910 Class A Ordinary Shares outstanding.

Under Cayman Islands law, the amendments to the Articles took effect immediately upon approval by the shareholders of the Extension Amendment Proposal, Trust Amendment Proposal and the Founder Share Amendment Proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to the Amended And Restated Memorandum and Articles of Association of Swiftmerge Acquisition Corp.

10.1	Amendment to the Investment Management Trust Agreement, dated June 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWIFTMERGE ACQUISITION CORP.

	By:	/s/ John S. Bremner
	Name:	John S. Bremner
	Title:	Chief Executive Officer

Dated: June 15, 2023

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